Exhibit (a) (5) (ii)

NOTICE OF WITHDRAWAL

The undersigned hereby withdraws units of limited partnership interest in Secured Income L.P. (“Units”) heretofore tendered by the undersigned to MPF DeWaay Premier Fund 2, LLC; MPF Income Fund 22, LLC; MPF Flagship Fund 9, LLC; MPF-NY 2006, LLC; Steve Gold; MacKenzie Patterson Special Fund 7, LLC; MacKenzie Patterson Special Fund 5, LLC; Accelerated High Yield Institutional Investors, Ltd; MPF Special Fund 8, LLC; MP Value Fund 6, LLC; MPF Acquisition Co. 3, LLC; MP Falcon Fund, LLC; MP Falcon Growth Fund 2, LLC; MP Income Fund 12, LLC; MP Income Fund 14, LLC; MP Income Fund 16, LLC; MPF Senior Note Program I, LP; MPF Flagship Fund 11, LLC; MPF Blue Ridge Fund I, LLC; MPF Blue Ridge Fund II, LLC; MPF DeWaay Fund 3, LLC; MPF Dewaay Fund 5, LLC; Real Estate Securities Fund 1983, LP; and MacKenzie Patterson Fuller, LP (collectively, the “Purchasers”) pursuant to the Offer to Purchase, dated August 16, 2006, as amended to date (the “Offer to Purchase”).

Name(s) of person(s) who tendered Units: __________________________________________

Name(s) of registered Unit holder(s) (if different): ____________________________________

Number of Units to be withdrawn (state “all” if all Units tendered are to be withdrawn): __________

Date: _______________, 2006

____________________________________
Signature of Withdrawing Unit Holder

____________________________________
Signature of Joint Unit Holder, if any

INSTRUCTIONS

According to the Offer to Purchase for a withdrawal to be effective, a written notice of withdrawal must be timely received by the Depositary for the Purchasers at its address or facsimile number set forth below. Any such notice of withdrawal must specify the name of the person who tendered, the number of Units to be withdrawn and the name of the registered holder of such Units, if different from the person who tendered. In addition, any such notice of withdrawal must be signed by the person who signed the Purchaser’s letter of transmittal in the same manner as such letter of transmittal was signed. Please refer to the Offer to Purchase for additional information regarding this procedure.

By hand, mail, or overnight courier:	By facsimile:
MacKenzie Patterson Fuller, LP 1640 School Street Moraga, California 94556	(925) 631-9119

To confirm withdrawal by telephone, call toll free: (800) 854-8357